UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 772-0044
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 1, 2019, Evoqua Water Technologies LLC, WTG Holdings Cooperatief U.A., Evoqua Water Technologies Limited, Evoqua Water Technologies Pte. Ltd., Evoqua Water Technologies Ltd., Evoqua Water Technologies (Shanghai) Co. Ltd., WTG Holdco Australia (Memcor) Pty. Ltd. (the “Australian Holding Company”) and Evoqua Water Technologies Membrane Systems Pty. Ltd. (together with the Australian Holding Company, the “Australian Subsidiaries,” and each of the foregoing entities, collectively, the “Evoqua Sellers”), each a wholly-owned subsidiary of Evoqua Water Technologies Corp. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with DuPont de Nemours, Inc. (“DuPont”), pursuant to which the Evoqua Sellers will divest the Company’s Memcor® low pressure membrane product line (including the product line’s global workforce, its manufacturing site in Windsor, Australia, associated operations and intellectual property) to DuPont (the “Transaction”). In connection with the Transaction, DuPont will purchase 100% of the corporate capital of the Australian Subsidiaries and all of the Evoqua Sellers’ assets related to the Memcor® low pressure membrane product line. The aggregate purchase price to be paid by DuPont in the Transaction is $110 million in cash, subject to certain post-closing purchase price adjustments as described in the Agreement. The Agreement contains representations, warranties and covenants customary for dispositions of this type. The Company currently expects the Transaction to close in the first quarter of fiscal 2020, subject to customary closing conditions. The Company and DuPont have a history of collaboration, and following the Transaction, Dupont will continue to supply the Company with Memcor® products.

The foregoing description of the Agreement and the Transaction is qualified entirely by reference to the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 3, 2019, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference, announcing the closing of the Acquisition.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1*
Purchase and Sale Agreement by and among Evoqua Water Technologies LLC, WTG Holdings Cooperatief U.A., Evoqua Water Technologies Limited, Evoqua Water Technologies Pte. Ltd., Evoqua Water Technologies Ltd., Evoqua Water Technologies (Shanghai) Co. Ltd., WTG Holdco Australia (Memcor) Pty. Ltd., Evoqua Water Technologies Membrane Systems Pty. Ltd. and DuPont de Nemours, Inc., dated October 1, 2019.

99.1	Press Release of Evoqua Water Technologies Corp. dated October 3, 2019.
__________________________
*Certain annexes to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Commission a copy of any omitted annex upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 3, 2019		EVOQUA WATER TECHNOLOGIES CORP.

		By:	/s/ Benedict J. Stas
Benedict J. Stas
Chief Financial Officer